Exhibit 32.1
Certification Pursuant To 18 U.S.C. Section 1350 By The Principal Executive Officer and Principal Financial Officer,
As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.
I, Michael J. Short, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of Toys “R” Us Property Company II, LLC (the “Company”) for the quarterly period ended November 1, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 16, 2014

/s/ Michael J. Short
Michael J. Short
President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)